Exhibit 99.2
CONSOLIDATED FINANCIAL STATEMENTS
MIIKANA THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)
June 30, 2005 And 2004

Miikana Therapeutics, Inc.
(A Development Stage Company)

- i -

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Miikana Therapeutics, Inc. (A Development Stage Company)
     We have audited the accompanying consolidated balance sheets of Miikana Therapeutics, Inc. (A Development Stage Company) as of June 30, 2005 and 2004 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period July 22, 2002 (date of inception) to June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miikana Therapeutics, Inc. (A Development Stage Company) as of June 30, 2005 and 2004, and the results of their operations, changes in stockholders’ deficit and their cash flows for the years then ended and for the period July 22, 2002 (date of inception) to June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.
     The Company entered into an agreement in January 2006 to sell its stock to EntreMed, Inc., as further described in note 10 to the consolidated financial statements.
/s/ Reznick Group, P.C.
Vienna, Virginia
February 9, 2006

Miikana Therapeutics, Inc.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
June 30, 2005 and 2004

	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,190,730	$1,081,413
Prepaid and other assets	235,139	71,960

	1,425,869	1,153,373
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $73,260 and $9,716	199,372	194,574

OTHER ASSETS, net of accumulated amortization of $694	4,306	—

Total assets	$1,629,547	$1,347,947

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Bank overdraft	$26,265	$—
Accounts payable and accrued expenses	3,507,451	520,936
Due to related parties	18,168	17,112
Note payable	1,844,134	—
Accrued interest payable	10,227	—
Capital lease obligation	9,920	28,122

	5,416,165	566,170

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A convertible preferred stock, $.0001 par value, 33,900,000 shares authorized; 33,100,000 and 17,000,000 issued and outstanding.	3,310	1,700
Common stock; $.0001 par value; 46,300,000 shares authorized; 9,082,250 and 5,800,000 issued and outstanding.	908	580
Treasury stock (299,988 shares, at cost)	(300)	—
Additional paid-in capital	8,388,357	4,279,498
Accumulated other comprehensive loss	(138,813)	(157,209)
Deficit accumulated during the development stage	(12,040,080)	(3,342,792)

Total stockholders equity (deficit)	(3,786,618)	781,777

Total liabilities and stockholders’ equity (deficit)	$1,629,547	$1,347,947

See notes to consolidated financial statements

Miikana Therapeutics, Inc.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30, 2005 and 2004 and for the
period July 22, 2002 (date of inception) through June 30, 2005

			For the period
			July 22, 2002
			(date of inception)
	2005	2004	through June 30, 2005

Revenue	$—	$—	$—

Operating Expenses:
General and administrative	1,461,387	1,573,373	3,194,524
Research and development	7,364,676	1,525,976	9,075,998

Total operating expenses	8,826,063	3,099,349	12,270,522

Loss from operations	(8,826,063)	(3,099,349)	(12,270,522)

Other income (expense)
Interest income	18,435	11,758	32,702
Interest expense	(121,261)	—	(121,261)
Other	—	1,779	1,779

Loss before income taxes	(8,928,889)	(3,085,812)	(12,357,302)

Provision for income taxes	231,601	85,621	317,222

Net loss	$(8,697,288)	$(3,000,191)	$(12,040,080)

See notes to consolidated financial statements

Miikana Therapeutics, Inc.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the years ended June 30, 2005 and 2004 and for the
period July 22, 2002 (date of inception) through June 30, 2005

									Additional
	Series A						Additional		Other
	Preferred Stock		Common Stock		Treasury stock		paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	loss	Total
Issuance of common stock	—	$—	4,000,000	$400	—	$—	$3,600	$—	$—	$4,000
Issuance of preferred stock	1,000,000	100					1,001,559			1,001,659
Foreign currency translation adjustment									(12,961)	(12,961)
Net loss								(342,601)		(342,601)

Balance, June 30, 2003	1,000,000	100	4,000,000	400	—	—	1,005,159	(342,601)	(12,961)	650,097
Issuance of common stock			1,800,000	180			1,620			1,800
Issuance of preferred stock	16,000,000	1,600					3,248,400			3,250,000
Stock option compensation							24,319			24,319
Foreign currency translation adjustment									(144,248)	(144,248)
Net loss								(3,000,191)		(3,000,191)

Balance, June 30, 2004	17,000,000	1,700	5,800,000	580	—	—	4,279,498	(3,342,792)	(157,209)	781,777
Exercise of stock options			3,282,250	328			15,927			16,255
Repurchase of common stock					299,988	(300)	—			(300)
Issuance of preferred stock	16,100,000	1,610					4,023,390			4,025,000
Warrants issued with note payable							65,920			65,920
Stock option compensation							3,622			3,622
Foreign currency translation adjustment									18,396	18,396
Net loss								(8,697,288)		(8,697,288)

Balance, June 30, 2005	33,100,000	$3,310	9,082,250	$908	299,988	$(300)	$8,388,357	$(12,040,080)	$(138,813)	$(3,786,618)

See notes to consolidated financial statements

Miikana Therapeutics, Inc.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30, 2005 and 2004 and for the
period July 22, 2002 (date of inception) through June 30, 2005

			For the period
			July 22, 2002
			(date of inception)
	2005	2004	through June 30, 2005
Cash flows from operating activities	$(8,697,288)	$(3,000,191)	$(12,040,080)
Net loss
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	64,238	9,716	73,954
Stock compensation expense	3,622	24,319	27,941
Amortization of debt discount	10,987	—	10,987
Changes in operating assets and liabilities
Prepaids and other assets	(163,179)	(40,140)	(235,139)
Accounts payable and accrued expenses	2,986,515	489,741	3,507,451
Due to related parties	1,056	17,112	18,168
Accrued interest	10,227	—	10,227

Net cash used in operating activities	(5,783,822)	(2,516,555)	(8,626,491)

Cash flows from investing activities
Purchase of property and equipment	(68,342)	(176,168)	(244,510)
Repurchase of treasury stock	(300)	—	(300)

Net cash used in investing activities	(68,642)	(176,168)	(244,810)

Cash flows from financing activities Bank overdraft	26,265	—	26,265
Proceeds from issuance of common stock	16,255	1,800	22,055
Proceeds from issuance of preferred stock	4,025,000	3,250,000	8,276,659
Proceeds from note payable	2,000,000	—	2,000,000
Principal payments on note payable	(100,933)	—	(100,933)
Debt issuance costs	(5,000)	—	(5,000)
Payments on capital lease obligations	(18,202)	—	(18,202)

Net cash provided by financing activities	5,943,385	3,251,800	10,200,844
Effect of exchange rates on cash	18,396	(144,248)	(138,813)

Net change in cash and cash equivalents	109,317	414,829	1,190,730

Cash and cash equivalents at beginning of the year	1,081,413	666,584	—

Cash and cash equivalents at end of the year	$1,190,730	$1,081,413	$1,190,730

Interest paid	$110,227	$—	$110,227

Significant non cash investing and financing activities:
Property and equipment acquired via capital lease obligation	$—	$28,122	$28,122

Fair value of warrants recorded as debt discount	$—	$65,920	$65,920

Miikana Therapeutics, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 1 — OPERATIONS
Nature of Business
Miikana Therapeutics Inc. (the “Company”), a development stage company, is a clinical-stage biopharmaceutical company headquartered in Fremont, California with research laboratories in Toronto, Canada. The Company was formed in Ontario, Canada on July 26, 2002 and changed its state of incorporation to the state of Delaware on July 1, 2004. Miikana Development Corporation, a wholly-owned subsidiary of Miikana Therapeutics, Inc., was incorporated in the state of Delaware on August 21, 2003. Since its formation, the Company has built an oncology pipeline through a strategy that included both in-licensing clinical and preclinical compounds with distinct mechanisms of action, and generating medicinal chemistry-driven internal discovery projects based on specific established targets. In executing this strategy, the Company received an exclusive worldwide license to develop, manufacture, and commercializes MKC-1 from F. Hoffmann-La Rouche, and utilized its internal discovery capabilities to develop two proprietary preclinical drug candidates, an aurora kinase inhibitor and an HDAC inhibitor.
The Company is a development stage company. Since inception, the Company has not generated any revenue from operations.
In January 2006, EntreMed, Inc., a clinical-stage pharmaceutical company headquartered in Rockville, Maryland, acquired the stock of the Company (see note 10)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Miikana Development Corporation. Intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to income taxes, and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.
Cash and Cash Equivalents
The Company considers all highly-liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains cash and cash equivalents with one bank. During the year, cash balances may exceed the federally insured limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from one to ten years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the term of the lease, whichever is shorter.
Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized and depreciated over the remaining useful lives of the asset. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.
Impairment of Long-Lived Assets
Long-lived assets, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amounts and estimated fair value. The Company determined that no adjustments for impairment were required as of June 30, 2005 or 2004.

Research and Development
Research and development expenditures are expensed as incurred including costs incurred in filing patents.
Stock-Based Compensation
The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44 (“FIN 44”), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded only if the current market price of the underlying stock exceeded the exercise price on the date of the grant. (“SFAS 123”), Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS 123 as amended by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, Amendment of SFAS 123 (“SFAS 148”).
Stock options and warrants granted to non-employees are accounted for using the fair value method in accordance with the SFAS No. 123 and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The following table illustrates the pro forma effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

	2005	2004
Proforma net loss:
As reported	$(8,697,288)	$(3,000,191)
Deduct: Total employee noncash stock compensation expense determined under fair value based method for all awards	30,819	(35,995)

Proforma net loss:	$(8,666,469)	$(3,036,186)

The effect of applying SFAS No. 123 on a proforma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things, the vesting period of the stock options and the fair value of additional options to be granted in the future years.
The fair value of each option grant is estimated on the date of the grant using the Black - Scholes option — pricing model with the following assumptions: 0% dividend yield; 0% volatility; 4% average risk-free rate and expected term of 10 years.

Organization costs
Costs incurred organizing the Company have been expensed as incurred.
Income Taxes
The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.
Foreign Currency Translation
The consolidated balance sheet of the Miikana Development Corporation was translated from Canadian Dollars to U.S. Dollars at the exchange rate in effect at the applicable balance sheet date, while its consolidated statements of operations were translated using the average exchange rates in effect for the periods presented. The related translation adjustments are reported as other comprehensive income (loss) within shareholders’ equity.
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following as of June 30, 2005 and 2004:

	2005	2004
Computers and equipment	$272,632	$204,290
Less accumulated depreciation	(73,260)	(9,716)

Total property and equipment	$199,372	$194,574

Depreciation expense, including depreciation on equipment under capital leases, was $63,544 and $9,716 for the years ended June 30, 2005 and 2004, respectively.
As of June 30, 2005 and 2004, the Company had $28,122 of equipment financed through capital leases.

NOTE 4 — NOTES PAYABLE
On October 1, 2004, the Company entered into a loan agreement with Venture Lending and Leasing IV, Inc. (VLL), a shareholder, whereby VLL committed to make term loans to the Company initially in the aggregate amount of $2 million and an additional $5.5 million in the aggregate contingent upon certain events. In connection with the agreement, the Company issued 800,000 warrants to purchase Series A preferred stock at an exercise price of $0.25 per share. The warrants vested immediately at the borrowing date and expire on December 31, 2014. In December 2004, the Company borrowed $2,000,000, bearing interest at 13.439%, compounded monthly and maturing in January 2008. In connection with the borrowing, the Company recorded the fair value of the warrants of $65,920 as a cost of the financing, which is being amortized over the term of the loan as additional interest expense. During the year ended June 30, 2005, the Company recorded interest expense related to financing costs totaling $10,987. At June 30, 2005, $1,844,134, exclusive of accrued interest of $10,227, is recorded as outstanding under the loan agreement on the accompanying consolidated financial statements.
As of June 30, 2005, future maturities for notes payable were as follows:

2006	$717,761
2007	820,387
2008	360,919

$1,899,067

NOTE 5 — LICENSE AGREEMENT
F. Hoffman-La Rouche, Ltd
On April 20, 2005, the Company entered into a license agreement with F. Hoffman-La Rouche Ltd. (Hoffman-La Rouche), a Swiss Corporation, for the license to intellectual property owned by Hoffman-La Rouche for $3 million in cash, payable the earlier of the closing of the Company’s Series B financing or September 30, 2005 and the issuance of 4,000,000 shares of Series A Preferred Stock. The agreement requires nonrefundable milestone payments to Hoffman-La Rouche subject to such events as the commencement of Phase 3, NDA filing, commercial sales and sales targets. Under the agreement, royalty payments to Hoffman-La Rouche are at rates based on specific sales volume. The Company has recorded the transaction based on fair value of the preferred stock of $0.25 per share and the cash consideration as additional research and development costs during fiscal 2005.
ProPharma International Partners, Inc.
In January 2004, the Company entered into a licensing consulting agreement with ProPharma International Partners, Inc. (“ProPharma”) to help indentify and evaluate third-party technology related to pre-clinical or clinical stage anti-cancer products. The agreement, as amended, provides, on a monthly basis, for payments by the Company to ProPharma of $5,000 and the issuance of 2,500 options of the Company’s common stock. The agreement expired on March 31, 2005 and was extended on a month-to-month basis. As of June 30, 2005, the Company has issued 121,250 options at an exercise price of $0.02 per share.

NOTE 6 — RELATED PARTY TRANSACTIONS
A shareholder of the Company provides certain services on behalf of the Company including providing research facilities, supplies and payroll services. During the years ended June 30, 2005 and 2004, the Company incurred expenses totaling approximately $56,000 and $52,000, respectively, in connection with these services. At June 30, 2005 and 2004, $18,168 and $17,112 is payable to the shareholder.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
Leases
The Company leases its office and research facilities, and equipment under various operating and capital leases. Lease terms range from one to approximately three years. Minimum annual rental and lease commitments for leases at June 30, 2005, are as follows:

	Operating leases	Capital leases

Year ending June 30, 2006	$61,164	$10,263

Total minimum lease payments	61,164	10,263

Less amount representing interest		343

Present value of capital lease obligation		9,920
Less current portion		9,920

		$—

Rent expense was $151,360 and $96,145 for the years ended June 30, 2005 and 2004, respectively.
NOTE 8 — STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock
The Company was initially funded through a series of capital raises beginning on November 15, 2002 when the Company issued 4,000,000 shares of Series A Preferred Stock to to an investor for gross consideration of $1,000,000. Subsequent to this initial financing, in August 2003, the Company issued 13,000,000 additional shares of Series A Preferred Stock to a group of institutional investors for proceeds of $3,250,000. The Series A Preferred Stock is convertible into equal shares of the Company’s common stock.
In July 2004, the Company entered into a Series A Preferred Stock Purchase Agreement with the same investor group for the sale of Series A Preferred Stock. In connection with this agreement, the Company issued 12,100,000 shares of Series A Preferred Stock for proceeds of $3,025,000.

In October 2004 the Company entered into a loan agreement with Venture Lending and Leasing IV, Inc. to make term loans to the Company initially in the amount of $2 million with provisions for additional loans contingent upon certain events (see note 4). In connection with the agreement, the Company issued 800,000 warrants to purchase Series A Preferred Stock at an exercise price of $0.25. In December 2004, the Company borrowed $2,000,000. No additional loans have been made under the agreement.
In April 2005, the Company entered into a Licensing Agreement with F. Hoffman-La Rouche, Ltd. In connection with the agreement, the Company issued 4,000,000 shares of Series A Preferred Stock to Hoffman- La Rouche as a component of the initial licensing fee consideration (see note 5).
2003 Stock Option Plan
Under the 2003 Stock Incentive Plan of Miikana Therapeutics, Inc. (the “2003 Plan”), there are 4,098,000 shares reserved for issuance under the Plan. Under the terms of the 2003 Plan, non-qualified and incentive stock options may be granted to the Company’s employees, independent contractors and directors, to purchase shares of common stock. Options become exercisable ratably over a vesting period, as determined by the Board of Directors, and expire over terms not exceeding 10 years from the date of grant. The Board of Directors determines the pricing of options. For all options, the option price is required to be no less than the par value per share of common stock. All options available under the 2003 Plan have been issued or exercised.
2004 Equity Incentive Plan
Under the 2004 Stock Incentive Plan of Miikana Therapeutics, Inc. (the “2004 Plan”), there are 2,500,000 shares reserved for issuance under the 2004 Plan. Under the terms of the Plan, non-qualified and incentive stock options may be granted to the Company’s employees, independent contractors and directors, to purchase shares of common stock. Options become exercisable ratably over a vesting period, as determined by the Board of Directors, and expire over terms not exceeding 10 years from the date of grant. The Board of Directors determines the pricing of options. For all options, the option price is required to be no less than the par value per share of common stock. As of June 30, 2005, 952,249 options remain available for future issuance.

A summary of the activity related to the Company’s stock options, including stock options issued outside the plans, for the years ended June 30, 2005 and 2004 and for the period ended June 30,, 2003:

	Number of
	Options	Exercise price

Granted	30,000	$.02
Exercised	—	—
Cancelled/forfeited	—	—

Outstanding, June 30, 2003	30,000	.02

Granted	4,160,499	.001-.02
Exercised	—	—
Cancelled/forfeited	(37,500)	.02

Outstanding, June 30, 2004	4,152,999	.001-.02

Granted	1,101,750	.02

Exercised	(3,282,249)	.001 -02
Cancelled/forfeited	(7,749)	.02

Outstanding, June 30, 2005	1,964,751	$.02

There are no assumptions made in calculating fair value to account for vesting provisions or for the non-transferability or risk of forfeiture.
NOTE 9 — INCOME TAXES
The provision (benefit) for income taxes for years ended June 30, 2005 and 2004 consists of the following:

	2005	2004
Current income taxes
Federal	$—	$—
State	—	—
Canadian tax credit received	(231,601)	(85,621)

	(231,601)	(85,621)

Deferred income taxes	—	—

	$(231,601)	$(85,621)

The reconciliation of the reported estimated income tax expense (benefit) to the amount that would result by applying the U.S. federal statutory tax rate to the net loss for the years ended June 30, 2005 and 2004 is as follows:

	2005	2004

Federal	$(2,948,500)	$(1,021,700)
State	(433,600)	(150,200)
Permanent M-1s	2,500	1,000
Research and development credits	(179,500)	(78,500)
Canadian tax credit received	(231,601)	(85,621)
Change in valuation allowance	3,559,100	1,249,400

	$(231,601)	$(85,621)

Deferred income taxes reflect net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. Components of the Company’s deferred tax assets and liabilities as of June 30, 2005 and 2004 are as follows:

	2005	2004

Deferred tax assets:
Net operating loss carryforwards	$2,819,500	$1,129,200
Intangible assets	1,668,200	—
Research and development tax credit carryforwards	257,900	78,500
Accrued expenses	38,600	18,100
Amortization	13,100	16,600
Stock option compensation	10,900	9,500
Depreciation	6,200	—

	4,814,400	1,251,900
Less — valuation allowance	(4,808,500)	(1,249,400)

Net deferred tax assets	5,900	2,500

Deferred Tax Liabilities:
Prepaid expenses	(5,900)	(2,500)

Net deferred tax liabilities	(5,900)	(2,500)

Net deferred tax assets	$—	$—

As of June 30, 2005 and 2004, a valuation allowance has been recorded to reflect the amount that management expects is more likely than not to be realized in future taxable years.
The Company has available at June 30, 2005, approximately $7.2 million and $258,000 of unused operating loss carryforwards and research and development tax credit carryforwards, respectively, that expire in 2024 through 2025 if not utilized, and that may be applied against future taxable income. Utilization of these carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.
NOTE 10 — SUBSEQUENT EVENTS (UNAUDITED)
Note and Warrant Purchase Agreements
On July 28, 2005, the Company entered into a Note and Warrant Purchase Agreement with certain shareholders in the aggregate amount of $1.5 million. Pursuant to the agreement, the notes are convertible into shares of Series A Preferred Stock upon the sale of securities by a specified date, upon sale of the Company or upon maturity. The notes bear interest at 8% and mature on September 30, 2005. At the two closings, on July 28, 2005 and August 15, 2005, the Company borrowed an aggregate $1.5 million and issued warrants to purchase 1,499,992 shares of common stock at $0.02 per share. On September 30, 2005, the Note plus accrued interest of $13,971 were converted into 6,055,875 shares of Series A Preferred Stock.
On October 28, 2005, the Company entered into a Note and Warrant Purchase Agreement with certain shareholders in the aggregate amount of $1,499,260. Pursuant to the agreement, the notes are convertible into shares of Series A Preferred Stock upon the sale of securities by a specified date, upon sale of the Company or upon maturity. The notes bear interest at 8% and mature on December 31, 2005. At the two closings, on October 28, 2005 and December 13, 2005, the Company borrowed an aggregate $1,499,260 and issued warrants to purchase 2,398,814 shares of common stock at $0.02 per share. The note remained outstanding on the maturity date and remained such until the Note, accrued interest, plus an amount equal to two times the outstanding principal were converted into equity coincidental with the Company being acquired in January 2006.
In December 2005, EntreMed advanced $1 million to the Company as evidenced by a note agreement which is non-interest bearing, subordinate only to the note payable to VLL (see note 4) and maturing the earlier of the sale of the Company or January 31, 2006.
Sale of the Company
In January 2006 EntreMed acquired the Company. Pursuant to the Merger Agreement EntreMed acquired all of the outstanding capital stock of the Company in exchange for 9.96 million shares of EntreMed common stock valued at approximately $21.2 million, based on the closing price of EntreMed’s common stock the day before the merger was announced. In addition, based on the success of the acquired pre-clinical programs, EntreMed may pay up to an additional $18 million upon the achievement of certain clinical and regulatory milestones. Such additional payments will be made in cash or shares of stock at EntreMed’s option.